Exhibit 10.13 - Community Bank Shares of Indiana, Inc. and Affiliates Business Ethics Policy

                     COMMUNITY BANK SHARES OF INDIANA, INC.
                      AND AFFILIATES BUSINESS ETHICS POLICY

      It is Community Bank Shares of Indiana, Inc. and affiliates' policy to conduct business in accordance with the highest standards and business ethics. It is the Company's objective to comply with the antitrust laws of the United States and other countries applicable to its business operations and to hold employees in management positions and directors personally and strictly accountable for taking the measures necessary to achieve this objective within their areas of responsibility.

      Our ethical principals are the values that set the ground rules for all that we do as employees, officers and directors of Community Bank Shares and affiliates. As we seek to achieve responsible financial success, we will be challenged to balance these principles against each other, always mindful of our promise to shareholders that we will achieve responsible financial success.

      Community Bank Shares of Indiana, Inc. is committed to the highest standards of ethics and business conduct. This encompasses our relationship with our customers, our suppliers, our shareholders, our competitors, the communities in which we operate, and with each other as employees, officers and directors at every organizational level. These commitments and their responsibilities are summarized as:

      OUR CUSTOMERS: Our primary responsibility is to those who use our products and services. We are committed to providing high quality and value, fair prices and honest transactions. We will deal both lawfully and ethically with all our customers.

      OUR EMPLOYEES: We are committed to treating one another fairly and to maintaining employment practices based on equal opportunity for all employees. We will respect each other's privacy and treat each other with dignity and respect regardless of age, race, color, sex, religion or nationality. We are committed to providing safe and healthy working conditions and an atmosphere of open communication for all employees.

      OUR SUPPLIERS: We are committed to dealing fairly with our suppliers. We will emphasize fair competition, without discrimination or deception, in a manner consistent with long-lasting business relationships.

      OUR SHAREHOLDERS: We are committed to providing a superior return to shareholders and to protecting and improving the value of their investment through the prudent utilization of corporate resources and by observing the highest standards of legal and ethical conduct in all our business dealings.

      OUR COMPETITORS: We are committed to competing vigorously and fairly for business and to base our efforts solely on the merits of our competitive offerings.


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      OUR COMMUNITIES: We are committed to being a responsible corporate citizen of the communities in which we reside. We will abide by all national and local laws, and we will strive to improve the well-being of our communities through the encouragement of employee participation in civic affairs and through corporate efforts.

      Under established principles of law and Company policy, every director, officer and employee of Community Bank Shares of Indiana, Inc. and affiliates, has a duty of undivided loyalty to the company. Accordingly, personnel, if confronted with a choice between the interests of the Company and personal economic interests or obligations or duties to others, must act in the interests of the Company.

      While it is not possible to describe all situations or potential or actual conflict, the following is listed for your guidance:

      1) Receipt of compensation, gifts, entertainment, or any thing of value from any competitor of the Company and its subsidiaries or from suppliers, customers or other persons with current or anticipated business dealings with the Company or its affiliates (other than the receipt of minor gifts, entertainment, discounts, services or things of value not exceeding $300.00 per year from any one firm or person) is prohibited.

      2) Retention of a stock or other financial interest in any firm described in (1) above. This would not usually apply to the investment in securities of a publicly held corporation unless the investor's judgment in transactions involving the Community Bank Shares' organization might be affected by factors such as the size of the investment or the amount of business done with the Company and its subsidiaries. As a general rule, a 2% aggregate interest by a person, member of his family and associated individuals or companies would present no problem.

      3) Acting as a director, officer, consultant, agent, employee or in some other capacity for a person or firm described in (1). In certain situations, statutes impose prohibitions on interlocking directorships and offices. To ensure compliance with these statutes, all directors and officers of the Company should inform the Corporate Secretary prior to accepting any directorship of office with another corporation.

      4) Having an interest in any transaction involving the Company or its subsidiaries where the interest may affect the objective and impartial representation of the Company.

      5)    Disclosure or other misuse of confidential information.

      6) Appropriation to personal benefit of a business opportunity in which the Company or an affiliate might reasonably be expected to be interested, without first making available the opportunity to the Company or affiliate. For instance, a person might learn of a


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            business, an invention or other property that is for sale and which the Company or an affiliate might be interested in acquiring. A person who fails to disclose this knowledge to the Company and acquires the property may be legally accountable to the Company for any profits realized.

      7) Trading in securities of the Company or its affiliates for quick profits or speculative purposes. The Company encourages its directors, officers and employees to invest in the Company's securities as part of a long-range investment plan in order to stimulate their interest in the success of the Company.

      8) Interests, relationships or activities of the type described above taken by (a)family members, or (b) any trust or estate in which either the employee or family members have a substantial interest, or (c) any partnership, corporation or other firm of which the employee is a partner, director or officer in which either the employee or family members have a substantial interest.

      Where a conflict or potential conflict develops, the person should disclose promptly and fully to superiors all pertinent facts. In most instances, the only consequences will be a disqualification of the person from participating in a particular transaction, or finding that the condition appearing questionable to an employee is not significant. In other cases, it may prove advisable for the person to dispose of the outside interest or for other measures to be taken.

      The Company has a strict policy against the making of any improper, disguised or questionable payments or book entries of any kind. In addition to the Company's policy, there are numerous laws which impose civil and criminal penalties for such acts, not only upon the Company, but the individual employee as well.

      As a guidance, employees may not:

      1) Use, directly or indirectly, any funds or other assets of the Company or any subsidiary for any unlawful purpose.

      2) Even if lawful, use, directly or indirectly, any funds or other assets of the Company or any affiliate for political contributions or any kind or in any form (whether cash, other property, services or the furnishings of facilities), or establish or administer any committee or other organization to raise or make political contributions.

            This policy is not intended to prevent the communication of Company views to legislators, governmental agencies, or the general public with respect to existing or proposed legislation or governmental policies or practices affecting business operations. Moreover, under this Policy, reasonable costs incurred by the Company to establish or administer political action committees or


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            activities organized to solicit voluntary political contributions from individual employees are not regarded as contributions to political parties or candidates, where the Company may lawfully incur such costs.

      3) Establish or maintain undisclosed or unrecorded bank accounts or other funds or assets of the Company or any affiliate.

      4) Make or permit any false, misleading or artificial entries on books or records of the Company or any affiliate. All transactions shall be appropriately authorized, recorded and evidenced by proper supporting documentation.

      5) Make any payment on behalf of the Company or any of its affiliates with the intention or understanding that it is to be used for a purpose other than that described by the documents supporting the payment.

      6) Give gifts or favors to anyone with current or anticipated business dealings with the Company or its affiliates, if the gift or favor could reasonably be interpreted as being for the purpose of improperly influencing a business decision of any person.

      7) Offer or make any payment or gift, directly or indirectly, to any governmental official for the purpose of assisting the Company in obtaining, retaining or directing business.

      Violations of this Policy are grounds for discharge or other disciplinary action. Adapted to the circumstances or the particular violation and having as a primary objective furtherance of the Company's interest in preventing violations and make clear that violations are neither tolerated nor condoned. Disciplinary action will be taken, not only against individuals who authorize or participate directly in a violation of this Ethic's Policy, but also against:

      1) Any employee, officer or director who may have deliberately failed to report a violation of the Policy.

      2) Any employee, officer or director who may have deliberately withheld relevant and material information concerning a violation of this Policy and

      3) The violator's supervisors, to the extent that the circumstances of the violation reflect inadequate leadership and lack of diligence.

I have received and read a copy of the Code of Ethics Policy Statement, understand all of its terms and agree to be bound by the provisions contained therein.

Dated:____________________              Signed:_______________________________


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